SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

JDN Realty Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

JDN REALTY CORPORATION

THERE ARE THREE WAYS TO VOTE YOUR INSTRUCTIONS

INTERNET VOTING	TELEPHONE VOTING	VOTING BY MAIL

Visit the Internet voting website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow instructions on your screen. You will incur only your usual Internet charges. Available until 11:59 p.m. Eastern Time on March 12, 2003.	This method of voting is available for all stockholders (U.S. and non-U.S.).On a touch tone telephone, call TOLL FREE 1-877-816-0834, 24 hours a day, 7 days a week. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your Proxy Card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you directed. Available until 11:59 p.m. Eastern Time on March 12, 2003.	Simply mark, sign and date your Proxy Card and return it in the postage-paid envelope. Any mailed Proxy Card must be received prior to the vote at the special meeting. If you are voting by telephone or the Internet, please do not mail your card.

COMPANY NUMBER	CONTROL NUMBER

PLEASE DETACH HERE

PROXY

JDN REALTY CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Craig Macnab and John D. Harris, Jr., and each of them, as proxies with full power of substitution and resubstitution, for and in the name of the undersigned, to vote, as indicated herein, all the common stock, par value $.01 per share, of JDN Realty Corporation (“JDN”) held of record by the undersigned on February 12, 2003, at the Special Meeting of Shareholders originally convened on January 29, 2003 and adjourned until Thursday, March 13, 2003 at the offices of King & Spalding LLP, 191 Peachtree Street, Atlanta, Georgia 30303, at 9:00 a.m. local time, or any further adjournment thereof, with all the powers the undersigned would possess if then and there personally present.

     The proxies shall vote subject to the directions indicated on this proxy card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the Special Meeting or any adjournment thereof, including in favor of a proposal to further adjourn the Special Meeting in order to solicit additional votes. If you wish to vote as the Board of Directors recommends, all you need to do is sign and return this card. The proxies will vote “FOR” the proposal in Item 1 where a choice has not been specified. The proxies cannot vote your shares unless you sign, date and return this proxy card.

(Continued and to be signed and dated on reverse side)

Please mark
[ X ]	votes as in
this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.	To approve, authorize and adopt the agreement and plan of merger, dated as of October 4, 2002, by and among Developers Diversified Realty Corporation (“DDR”), an Ohio Corporation, JDN and DDR Transitory Sub, Inc., a Maryland corporation and subsidiary of DDR, pursuant to which DDR Transitory Sub, Inc. will be merged with and into JDN and JDN will survive as a majority-owned subsidiary of DDR.	FOR [ ]	AGAINST [ ]	WITHHELD [ ]

2.	In their discretion, to vote upon other business as may properly come before the Special Meeting or any adjournment thereof, including, without limitation, the right to further adjourn the Special Meeting in order to solicit additional votes from JDN shareholders.

Receipt of Notice of Special Meeting of Shareholders and the related Proxy Statement dated February 12, 2003, is hereby acknowledged.

Dated , 2003

Signature(s) of Shareholder(s)

Signature(s) of Shareholder(s)

Please sign EXACTLY as your name appears hereon. If shares are held jointly, each joint holder must sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the shareholder is a corporation or partnership, please sign the full corporate or partnership name by a duly authorized person.

This proxy, if properly executed and delivered, will revoke all prior proxies.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD
IN THE ACCOMPANYING ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED IN THE
UNITED STATES.